Exhibit 21
CENTRA FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES ANNUAL REPORT ON FORM 10-K
FOR FISCAL YEAR ENDED DECEMBER 31, 2005
Subsidiaries of Centra Financial Holdings, Inc.
     The following are the only subsidiaries of Centra Financial Holdings, Inc.:

Jurisdiction
of
Name of Subsidiary	Incorporation
Centra Financial Corporation – Morgantown, Inc.	West Virginia

Centra Financial Corporation – Martinsburg, Inc.	West Virginia

Centra Financial Statutory Trust 1	Connecticut

Title Services, Inc.	West Virginia

Centra Mortgage I, LLC	West Virginia